UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 30, 2008
CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2, LP
(Exact name of registrant as specified in its charter)

DELAWARE	0-11723	94-2883067

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or	File Number)	Identification No.)
organization)
55 BEATTIE PLACE
POST OFFICE BOX 1089
GREENVILLE, SOUTH CAROLINA 29602
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (864) 239-1000
CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2

(Former name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03. Material Modification to Rights of Security Holders
ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
ITEM 8.01. Other Events
ITEM 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Certificate of Limited Partnership
Amendment to Certificate of Limited Partnership
Fifth Amendment to the Amended and Restated Limited Partnership Agreement
Sixth Amendment to the Amended and Restated Limited Partnership Agreement

ITEM 3.03. Material Modification to Rights of Security Holders.
     On April 30, 2008, ConCap Equities, Inc., general partner of Consolidated Capital Institutional Properties/2, LP, a Delaware limited partnership (the “Partnership”), amended the Partnership’s certificate of limited partnership and the Partnership’s agreement of limited partnership (the “Partnership Agreement”) to establish, and convert existing limited partnership interests into, different designated series of limited partnership interests that have separate rights with respect to specified partnership property. Effective as of the close of business on April 30, 2008 (the “Establishment Date”), each then outstanding Unit of limited partnership interest in the Partnership was converted into one Series A Unit and one Series B Unit. Except as described below, the Series A Units and Series B Units entitle the holders thereof to the same rights as the holders of Units of limited partnership interests had prior to the Establishment Date. The description of the Units of limited partnership interest included in the registration statement on Form S-11 (No. 2-64826) filed by Consolidated Capital Institutional Properties/2, a California limited partnership, is incorporated herein by reference.
     Series A Units. From and after the Establishment Date, the following assets will be allocated solely to the Series A Units for all purposes, and will be recorded upon the books of account of the Partnership: (i) all of the Partnership’s interests in any entity in which the Partnership owns an interest, other than the Series B Subsidiary (as defined below), (ii) all consideration received by the Partnership from the issuance or sale of any Series A Units, or from any additional capital contributions relating to the Series A Units, and all assets in which such consideration is invested, and (iii) all interest, dividends, distributions, income, earnings, profits, gains and proceeds from any assets described in the foregoing clauses (i) and (ii), including any proceeds derived from the refinancing, sale or other disposition of such assets, and any funds or payments derived from any reinvestment of such proceeds. No limited partners, other than limited partners who hold Series A Units, will have any claim on or any right to any assets allocated solely to the Series A Units.
     Series B Units. From and after the Establishment Date, the following assets will be allocated solely to the Series B Units for all purposes, and will be recorded upon the books of account of the Partnership: (i) all of the Partnership’s membership interest in Canyon Crest, L.L.C., a Delaware limited liability company (the “Series B Subsidiary”), (ii) all consideration received by the Partnership from the issuance or sale of any Series B Units, or from any additional capital contributions relating to the Series B Units, and all assets in which such consideration is invested, and (iii) all interest, dividends, distributions, income, earnings, profits, gains and proceeds from any assets described in the foregoing clauses (i) and (ii), including any proceeds derived from the refinancing, sale or other disposition of such assets, and any funds or payments derived from any reinvestment of such proceeds. No limited partners, other than limited partners who hold Series B Units, will have any claim on or any right to any assets allocated solely to the Series B Units.
     Allocation of Certain Assets and Income. If there are any assets, income, earnings, profits, proceeds, funds or payments that are not readily identifiable as belonging to any particular series of Units, the general partner will allocate them among any one or more of the series in such manner and on such basis as the general partner, in its sole discretion, deems fair and equitable, which determination will be conclusive and binding on the limited partners of all series for all purposes.
     Liabilities and Expenses of Each Series. The debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to each series of Units will be enforceable only against the assets allocated to such series of Units, and not against the Partnership generally or the assets of any other series of Units. The Units of each series will be charged with all expenses, costs, charges and reserves attributable to such series of Units, and will not be charged with any expenses, costs, charges or reserves attributable to any other series of Units or the assets of such other series of Units. The general partner’s determination of which debts, liabilities and obligations, and which expenses, costs, charges and reserves, are attributable to each series of Units will be conclusive and binding on the limited partners of all series for all purposes. Any person extending credit to, contracting with or otherwise having a claim against any series of Units may look only to the assets of that series to satisfy any such obligation or claim, and not against the assets of the Partnership generally or the assets of any other series. Any general liabilities, expenses, costs, charges or reserves of the Partnership that are not readily identifiable as belonging to any particular series of Units will be allocated and charged by the Partnership to and among one or more of the series in such manner and on such basis as the general partner, in its sole discretion, deems fair and equitable, which allocation will be conclusive and binding on the limited partners of all series for all purposes.

     Distributions to Limited Partners of Each Series. From and after the Establishment Date, all distributions to limited partners (including distributions comprised of distributable cash from operations and surplus funds and distributions upon termination and dissolution of the Partnership) will be determined on a series by series basis in accordance with the criteria set forth above under “Series A Units” and “Series B Units.”
     Capital Accounts for Each Series. On the Establishment Date, for each series of Units, a separate capital account was established on the books of the Partnership for each limited partner who holds Units of such series, which initially consists of that portion of such limited partner’s existing capital account that relates to the assets of such series. Thereafter, the capital account of each limited partner who holds any series of Units will be adjusted in the manner set forth in the Partnership Agreement, but on a series by series basis, with respect to (i) capital contributions relating to such series, (ii) that portion of the Partnership’s net profits and net losses allocated to such series, and (iii) distributions paid in respect of such series of Units.
     Separate Books and Records. Separate and distinct books and records will be maintained for each series of Units, and the assets and liabilities associated with a particular series of Units will be held and accounted for separately from the other assets and liabilities of the Partnership and other series of Units. The Partnership will prepare, and provide to limited partners (to the extent not included in the Partnership’s filings with the Securities and Exchange Commission), quarterly financial reports (which need not be audited) for each series of Units.
     Transfers of Series Units. Each series of Units will be transferable separate and apart from each other series of Units. A minimum of twenty (20) Units of any particular series may be transferred, except for IRA or Keogh plans, and except for transfers by gift or inheritance, intrafamily transfers, family dissolutions and transfer to affiliates.
     Voting & Approval Rights. If any term or provision of the Partnership Agreement requires the vote, consent or approval of limited partners holding a majority of the Units, such term or provision will be deemed to require the vote, consent or approval of limited partners holding a majority of outstanding Units of each series, except with respect to any matter or action relating to a particular series or its assets, which will require only the vote, consent or approval of limited partners holding a majority of the outstanding Units of such series. Meetings of the limited partners to vote upon any matters on which the limited partners are authorized to take action under the Partnership Agreement may be called at any time by the general partner or (i) in the case of any matter that is subject to the vote, consent or approval of limited partners holding a majority of outstanding Units of each series, by one or more limited partners holding more than 10% of the outstanding Units of each series, or (ii) in the case of any matter that is subject to the vote, consent or approval only of limited partners holding a majority of outstanding Units of a particular series, by one or more limited partners holding more than 10% of the outstanding Units of such series, in either case, by delivering written notice, either in person or by registered mail, of such call to the general partner.
     Repurchase of Units. From and after the Establishment Date, a repurchase of Units of any series may be effected pursuant to Article VI of the Partnership Agreement with net asset value calculated separately for each series of Units in accordance with the criteria set forth above under “Series A Units” and “Series B Units.”
     Tax Treatment. For United States federal income tax purposes, each series of Units will represent a separate and distinct entity treated as a partnership.
     Termination of a Series. Any series of Units may be terminated only upon (i) the termination and dissolution of the Partnership, (ii) the vote or written consent of limited partners holding a majority of the outstanding Units of such series, or (iii) the sale or other disposition of all or substantially all of the assets of such series. Upon termination of a series, the general partner will proceed to wind up the affairs of such series, and the Partnership will not carry on any business in respect of such series except for the purpose of winding up its affairs.
ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The information set forth under Item 3.03 of this report is incorporated herein by reference.

ITEM 8.01. Other Events.
     On April 25, 2008, Consolidated Capital Institutional Properties/2, a California limited partnership, changed its domicile from California to Delaware by merging with and into Consolidated Capital Institutional Properties/2, LP, a Delaware limited partnership, with the Delaware partnership as the surviving entity in the merger. The merger was undertaken pursuant to an Agreement and Plan of Merger, dated as of March 19, 2008, by and between the California partnership and the Delaware partnership.
     Under the merger agreement, each unit of limited partnership interest in the California partnership was converted into an identical unit of limited partnership in the Delaware partnership and the general partnership interest in the California partnership previously held by the general partner was converted into a general partnership interest in the Delaware partnership. All interests in the Delaware partnership outstanding immediately prior to the merger were cancelled in the merger.
     The voting and other rights of the limited partners provided for in the partnership agreement were not changed as a result of the merger. In the merger, the partnership agreement of the California partnership was adopted as the partnership agreement of the Delaware partnership, with the following changes: (i) references therein to the California Uniform Limited Partnership Act were amended to refer to the Delaware Revised Uniform Limited Partnership Act; (ii) a description of the merger was added; (iii) the name of the partnership was changed to “Consolidated Capital Institutional Properties/2, LP” and (iv) a provision was added that gives the general partner authority to establish different designated series of limited partnership interests that have separate rights with respect to specified partnership property, and profits and losses associated with such specified property.
ITEM 9.01. Financial Statements and Exhibits.
     (d) The following exhibits are filed with this report:

Exhibit Number	Description

3.1	Certificate of Limited Partnership of Consolidated Capital Institutional Properties/2, LP, dated March 19, 2008.

3.2	Amendment to Certificate of Limited Partnership of Consolidated Capital Institutional Properties/2, LP, dated as of April 30, 2008.

3.3	Fifth Amendment to the Amended and Restated Limited Partnership Agreement of Consolidated Capital Institutional Properties/2, LP, dated as of March 19, 2008.

3.4	Sixth Amendment to the Amended and Restated Limited Partnership Agreement of Consolidated Capital Institutional Properties/2, LP, dated as of April 30, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2, LP
Date: May 1, 2008	By:	CONCAP EQUITIES, INC.
General Partner

	By:	/s/ Brian J. Bornhorst
Brian J. Bornhorst
Vice President

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Limited Partnership of Consolidated Capital Institutional Properties/2, LP, dated March 19, 2008.

3.2	Amendment to Certificate of Limited Partnership of Consolidated Capital Institutional Properties/2, LP, dated as of April 30, 2008.

3.3	Fifth Amendment to the Amended and Restated Limited Partnership Agreement of Consolidated Capital Institutional Properties/2, LP, dated as of March 19, 2008.

3.4	Sixth Amendment to the Amended and Restated Limited Partnership Agreement of Consolidated Capital Institutional Properties/2, LP, dated as of April 30, 2008.